                                                            Exhibit 26(h)(8)(v)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
                        AMONG PANORAMA SERIES FUND, INC.,
                           OPPENHEIMERFUNDS, INC. AND
                        MINNESOTA LIFE INSURANCE COMPANY

      This Amendment No. 4 is incorporated in and made a part of the Participation Agreement (the" Agreement") made as of the 1st day of May 2005, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

      1.    Schedule 1 of the Agreement is deleted and replaced with the
            Schedule 1 to this Addendum, attached hereto.

IN WITNESS WHEREOF t each of the parties hereto has caused this Amendment No.1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2005:

                                             Company:
                                             --------
                                             MINNESOTA LIFE INSURANCE COMPANY
                                             By its authorized officer,
                                             /s/ Robert J. Ehren
                                             By:  Robert J. Ehren
                                             Title:  Vice President
                                             Date:  12/7/05

                                             Fund:
                                             -----
                                             OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                             By its authorized officer,
                                             /s/ Brian Wixted
                                             By:  Brian Wixted
                                             Title:  Treasurer
                                             Date:  11-8-05

                                             Advisor:
                                             --------
                                             OPPENHEIMERFUNDS, INC.
                                             By its authorized officer,
                                             /s/ Christina Nasta
                                             By:  Christina Nasta
                                             Title:  Vice President
                                             Date:

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                                   SCHEDULE I
                            (AS AMENDED MAY 1, 2005)

Separate Accounts                      Products
-----------------                      --------------------------------------
variable annuity account               achiever multi-option annuity

                                       Multi-Option Classic Annuity
                                       Multi-Option Advisor Annuity

Minnesota Life Variable Life Account   Variable Adjustable Life
                                       Variable Adjustable Life-Second Death
                                       Variable Adjustable Life-Horizon
                                       Variable Adjustable Life Summit
                                       Variable Adjustable Life Survivor